EXHIBIT 31.2

                       PURSUANT TO RULE 13A-14 AND 15D-14
               OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED,
                AND SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002
                   CERIFICATION OF THE CHIEF FINANCIAL OFFICER

I, Joseph T. Crowley, the Chief Financial Officer of Chester Valley Bancorp Inc., certify that:

     1) I have reviewed this annual report on Form 10-K of Chester Valley Bancorp Inc.;

     2) Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

     3) Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

     4) The Chief Executive Officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a - 15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a - 15(f) and 15d - 15(f)) for Chester Valley Bancorp Inc. and have:
          (a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to Chester Valley Bancorp Inc. and its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is prepared;
          (b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;
          (c) Evaluated the effectiveness of Chester Valley Bancorp Inc.'s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of June 30, 2004 based on such evaluation; and
          (d) Disclosed in this report any change in Chester Valley Bancorp Inc.'s internal control over financial reporting that occurred during it's the quarter ended June 30, 2004 that has materially affected, or is reasonably likely to materially affect, Chester Valley Bancorp Inc.'s internal control over financial reporting; and

5) Chester Valley Bancorp Inc.'s Chief Executive Officer and I have disclosed, based upon our most recent evaluation of internal control over financial reporting, to Chester Valley Bancorp Inc.'s auditors and audit committee of Chester Valley Bancorp Inc.'s board of directors:
          (a) All Significant deficiencies and material weaknesses in the design or operation internal control over financial reporting which are reasonably likely to adversely affect Chester Valley Bancorp Inc.'s ability to record, process, summarize and report financial information; and
          (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in Chester Valley Bancorp Inc.'s internal control over financial reporting.

Date:    September 10, 2004                  /s/ Joseph T. Crowley
                                             -----------------------------------
                                             Joseph T. Crowley
                                             Chief Financial Officer